Exhibit 10.10

FIRST AMENDMENT

TO

NMP ACQUISITION CORP.

PROMISSORY NOTE

This FIRST AMENDMENT (this “First Amendment”) is made and entered into with effect as of June 23, 2025 (“Effective Date”), by and between NMP Acquisition Corp., a Cayman Islands exempted company (“Maker”), and Next Move Capital LLC, a Nevada limited liability company (“Payee”), with respect to that certain promissory note, issued on December 31, 2024 (the “Note”), by Maker in favor of Payee. Maker and Payee are sometimes referred to herein singularly as a “party” and collectively as the “parties.” Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

WHEREAS, subject to the terms and conditions herein, the parties desire to amend the Note to increase the maximum principal amount that Payee may, under the Note, advance to Maker or other third parties on behalf of Maker.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Amendments.

1.1	The meaning of the defined term “Maximum Amount,” as set forth in the preamble of the Note, is hereby amended and restated from “one hundred thousand U.S. Dollars (U.S. $100,000)” to “three hundred thousand U.S. Dollars (U.S. $300,000).”

1.2	Section 2 of the Note is hereby amended and restated in its entirety to read as follows:

“2. Drawdown Requests.  As of the date hereof, Payee has advanced an aggregate of thirty thousand and three hundred U.S. dollars (U.S. $30,300) (the “Initial Advance Amount”) to Maker or other third parties on behalf of Maker and, Maker and Payee agree that Maker may request, from time to time, up to an additional aggregate amount equal to the difference between the Maximum Amount and the Initial Advance Amount in drawdowns under this Note to be used for funding required working capital of Maker. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee in the form of the drawdown request attached hereto as Schedule A (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the Initial Advance Amount plus the maximum amount of drawdowns outstanding under this Note at any time may not exceed the Maximum Amount. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.”

2.	Effect of Amendment.

2.1	As of the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof” or words of like import referring to the Note, shall mean and be a reference to the Note, as amended by this First Amendment.

2.2	Except as expressly set forth herein, the terms and conditions of the Note shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

3.	Miscellaneous.

3.1	This First Amendment and the Note contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This First Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

3.2	This First Amendment may not be amended, modified or supplemented, and no provision of this First Amendment may be waived, other than by a written instrument duly executed and delivered by the parties. In all respects, including all matters of construction, validity and performance, this First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California as applicable to contracts made and performed in such State, without regard to principles thereof regarding conflicts or choice of law. Except as expressly set forth in this First Amendment, the terms and provisions of the Note shall continue unmodified and in full force and effect. In the event of any conflict between this First Amendment and the Note, this First Amendment shall control.

3.3	This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered in .pdf by email, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by the undersigned as of the day and year first above written.

MAKER:

NMP ACQUISITION CORP.

By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer

PAYEE:

NEXT MOVE CAPITAL LLC

By: NEXT MOVE PARTNERS LLC, as
Managing Member

By:	/s/ Nadir Ali
Name:	Nadir Ali
Its:	Co-Managing Member

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